EXHIBIT 10.36


                AMENDMENT NO. 4 TO RAILCAR CONSTRUCTION AGREEMENT

                                  BY AND AMONG

          RADER RAILCAR II, INC., FUN TRAINS, INC. AND THOMAS G. RADER




                             DATED NOVEMBER 12, 1997




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                               AMENDMENT NO. 4 TO
                         RAILCAR CONSTRUCTION AGREEMENT

         THIS AMENDMENT NO. 4 TO RAILCAR CONSTRUCTION AGREEMENT ("Amendment") is made and entered into on this 12th day of November, 1997, by and among RADER RAILCAR II, INC. ("Rader"), FUN TRAINS, INC. ("FTI") and THOMAS G. RADER ("TGR").

         WHEREAS, on October 23, 1996, Rader and FTI entered into that certain Railcar Construction Agreement; and

         WHEREAS, on December 17, 1996, Rader and FTI entered into that certain Amendment No. 1 to the Railcar Construction Agreement ("Amendment No. 1"); and

         WHEREAS, on December 17, 1996, Rader and FTI entered into that certain Amendment No. 2 to the Railcar Construction Agreement ("Amendment No. 2"); and

         WHEREAS, as of August 22, 1997, Rader and FTI entered into that certain Amendment No. 3 to the Railcar Construction Agreement ("Amendment No. 3")(the Railcar Construction Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 shall hereafter collectively be referred to as the "Agreement"); and

         WHEREAS, Rader has not yet completed construction of the Railcars; and

         WHEREAS, Rader and TGR have requested that a portion of the amounts (the "Escrow Fund") being held pursuant to the Securities Pledge and Escrow Agreement, dated August 22, 1997, between FTI and TGR and the Supplement to the Securities Pledge and Escrow Agreement, dated September 24, 1997, between FTI and TGR, be disbursed to Rader to finance construction of the Railcars; and

         WHEREAS, FTI has indicated that it would only release a portion of the Escrow Fund to Rader to finance construction of the Railcars if title to the Railcars, together with all parts thereof and therefore were immediately delivered to FTI.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. RECITALS. The above recitals are true and correct.

         2. DEFINITIONS. In addition to the other defined terms contained in this Amendment, the definitions set forth in the

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Agreement shall apply to this Amendment and shall be substantive provisions of the Agreement and this Amendment.

         3. DELIVERY DATE. Some of the Railcars have not been delivered as scheduled, and Rader has advised FTI of its present inability to timely deliver and maintain the Delivery Dates provided for in the Agreement, as modified. Rader acknowledges and agrees that it is essential for FTI to timely and expeditiously receive delivery of the Railcars provided for by this Agreement, as modified.

            Rader's first priority shall be to finish the Railcars that have been shipped to Florida. Rader's next priority shall be to finish construction and ship Railcars C4 and E4. Within three days after the execution of this Amendment, Rader shall deliver to FTI a time and materials report (the "Time and Materials Report")for Railcar E4 listing the materials that remain to be purchased for the Railcars, the status of construction of these Railcars, an estimate of the remaining time it will take to complete and ship these Railcars, and the status of any other matters pertaining to the Railcars that FTI may reasonably request. Within seven business days after execution of this Amendment, Rader shall deliver to FTI a Time and Materials Report for the remaining Railcars. The remaining Railcars shall be supplied in accordance with the schedule set forth in Amendment No. 3.

            The shipment of the Railcars pursuant to the Agreement, as amended hereby, or the transfer of title thereto (as provided in Section 4, below) shall not constitute acceptance by FTI of any Railcar. This Amendment is not intended to modify or waive any other provision of the Agreement (including those concerning payment for the Railcars) or Section 9 regarding the delivery and acceptance of the Railcars or the Agreement relating to P-1.

         4. DELIVERY OF TITLE. Rader and FTI agree that full and Final Payment has been received from FTI for Railcars C-1, E-1, E- 2, C-2, C-3, C-4, E-3 and E-4 (the "FTI Railcars") and Rader hereby delivers to FTI title to the FTI Railcars free from all mortgages, liens, charges, encumbrances and pledges of all kinds, and releases its security interest in the FTI Railcars. Rader shall execute the Bill of Sale attached hereto as Exhibit "A" to further evidence the transfer of title to the FTI Railcars to FTI. Rader agrees to execute any and all instruments necessary to release its security interest in the Railcars. In addition, Rader agrees to obtain releases from any parties who may have a lien on or any other interest in the FTI Railcars.

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         Rader and FTI further agree that the remaining $681,000 to be paid by
FTI to Rader under the Agreement shall be paid in accordance with the following schedule:

         $143,666.67 shall be paid as the Final Payment for Railcar C-5 $268,666.67 shall be paid as the Final Payment for Railcar C-6 $268,666.66 shall be paid as the Final Payment for Railcar C-7

         5. AMENDED WARRANTY PERIOD. FTI and Rader agree to negotiate, in good faith, an extension of the warranty period; such negotiations to begin no later than November 17, 1997 and concluded by December 1, 1997.

         6. NON-WAIVER OF DEFAULT. Neither Rader nor FTI waive any of their existing rights or remedies pursuant to the Agreement, or the Agreement relating to P-1. FTI specifically does not, by virtue of this Amendment, extend the Delivery Dates for the Railcars, nor waive any aspect of Rader's performance to date. Similarly, Rader, by virtue of entering into this Amendment, does not waive any of its claims or defenses arising pursuant to this Agreement, all such rights of Rader and FTI being hereby expressly preserved.

         7. Except as expressly modified by this Amendment No. 4, all of the other terms and conditions of the Agreement as heretofore amended remain in full force and effect.

         8. FTI will wire transfer the sum of $200,000 to Rader on November 12, 1997.

         9. Notwithstanding anything in the Agreement or its Amendments to the contrary, the proceeds from the Escrow Fund shall be disbursed to Rader provided Rader certifies that such cash proceeds will be used solely for the completion of the FTI Railcars. FTI will, upon receipt of the certification, give notice to the Escrow Agent within 24 hours to release funds. Such notice or authorization shall not be unreasonably withheld by FTI.

         10. Copies of the titles referenced in Paragraph 4 hereof shall be sent by fax to FTI on November 12, 1997, to be followed by evidence of transfer to FTI and original title documents to be sent no later than November 14, 1997.

RADER RAILCAR II, INC.,
a Colorado corporation

By:_____________________________________
   John L. Wright, Senior Vice President

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FUN TRAINS, INC., a Florida corporation

By:_________________________________
   Donald P. Cumming, Vice President

   _________________________________
   Thomas G. Rader, individually


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